Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Ross Stores, Inc. on Form S-8 pertaining to the Third Amended and Restated Ross Stores, Inc. 1988 Restricted Stock Plan and the Ross Stores, Inc. 1991 Outside Directors Stock Option Plan of our report dated March 15, 1996, appearing in the Annual Report on Form 10-K of Ross Stores, Inc. for the year ended February 3, 1996.


Deloitte & Touche LLP
San Francisco, California

June 17, 1996